EXHIBIT 10.37

                            NON-DISCLOSURE AGREEMENT

THIS AGREEMENT, dated and made effective this 15th day of October 2001, is made by and between TCSI Corporation, a Nevada Corporation ("Company"), with its principal office located at 1080 Marina Village Parkway, Alameda, California 94501 and Russell L. Skibsted ("Recipient").

WHEREAS, Company is the owner of proprietary information hereinafter referred to as "Confidential Information" as more fully defined below;

WHEREAS, it has been proposed that Recipient serve as a director of Company and that in so doing will receive Confidential Information;

WHEREAS, Company is willing to disclose Confidential Information to Recipient solely in connection with Recipient's duties as a director of Company; and

WHEREAS, Recipient is willing to receive such Confidential Information solely for the purposes of fulfilling Recipient's fiduciary duties under the laws of Nevada as director of Company;

NOW, THEREFORE, the parties hereto do mutually agree that the above recitals are incorporated into and made a part of this Agreement by reference and also agree, intending to be legally bound, as follows:

     1. Confidential Information. For purposes of this Agreement, the term "Confidential Information" means any information disclosed to Recipient, whether orally, in writing, in any other medium, however documented (or not documented), by or on behalf of Company, including, without limitation, Company's actual and proposed business(es); historical and protected financial information; budgets; services; products; trade secrets; techniques; processes; operations; formulae; product specifications; know-how; processes; compositions; inventions; discoveries; designs; sketches; drawings; samples; formats; marketing and manufacturing plans and materials; analyses; strategies; forecasts; research and development; concepts; ideas; names, addresses and any other characteristics, identifying information or aspects of Company's existing or potential customers, employees, vendors or suppliers; or any information derived, summarized or extracted from any of the foregoing.

     Confidential Information shall not include any information which (i) is or becomes available to the public other than as a consequence of a breach by any person of any fiduciary duty or obligation of confidentiality, including, without limitation, catalogues, product descriptions and sales literature that Company has distributed to the public generally; or (ii) is disclosed as required by a final, unappealable court order and no suitable protective order, or equivalent remedy, is available , or (iii) Recipient was aware of prior to its disclosure to Recipient by Company from a source not bound by a confidential obligation and Recipient provides Company written notice of such fact prior to the execution of this Agreement or promptly upon Recipient's learning that the information was Confidential Information. Recipient hereby agrees that in the event an order by any court or other governmental entity is issued requiring Recipient to turn over any Confidential Information, Recipient shall give Company written notice of such court order immediately upon knowledge thereof and shall cooperate with any efforts of Company to protect the confidentiality of the information.

     2. Non-Disclosure of Confidential Information. Recipient hereby agrees to hold in strict confidence and trust all Confidential Information and agrees not to disclose or otherwise provide or transfer, directly or indirectly, any Confidential Information or anything related to the Confidential Information to third parties, including, but not limited to, Recipient's affiliates (other than Kenneth



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Luskin  as  President  of  Intrinsic  Value  Asset  Management,   a  significant
shareholder of the company), subsidiaries and business partners. Recipient further agrees that it may use the Confidential Information only in connection with the fulfillment of his fiduciary duties to Company under the laws of Nevada and not for any other purpose or for the benefit of any third party.

     3. Return of Confidential Information. Recipient further agrees that in the event of resignation or termination of Recipient's duties as director of Company, Recipient will promptly return to Company all written Confidential Information received by Recipient from or on behalf of Company, including any and all copies or duplicates of such Confidential Information, and all summaries or extracts thereof in any medium prepared by or on behalf of Recipient. Recipient shall supply Company with a written confirmation that he has fulfilled his obligations under this Section 3.

     4. Irreparable Harm. Recipient understands that in the event Recipient fails to comply with this Agreement, Company may suffer irreparable harm which may not be adequately compensated for by monetary damages alone. Recipient, therefore, agrees that in the event of recipient breach or threatened breach of this Agreement, Company will be entitled to injunctive and/or other preliminary or equitable relief, in addition to any other remedies available at law.

     5. Indemnification. Recipient hereby indemnifies and agrees to defend and hold harmless Company, its shareholders, directors, officers, employees and agents, from and against any damages, losses, costs and expenses (including, without limitation, attorneys' fees) suffered by any such party, as a result of a breach of this Agreement by Recipient or persons for whom Recipient is responsible, or suffered as a result of the enforcement by Company of this Agreement. If Company shall prevail in any action at law or in equity to enforce the provisions of this Agreement, Recipient shall pay Company's costs and expenses, including reasonable attorneys' fees, incurred by Company in enforcing this Agreement.

     6. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California County of Alameda or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere. Recipient waives any requirement that Company prove the economic value of any Confidential Information or post a bond or other security in connection with the enforcement of its rights hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on October 15, 2001.

                                       TCSI Corporation

                                       By:  /s/ Kenneth E. Elmer, CFO
                                            -------------------------------
                                           (Name, Title)

                                           Russell L. Skibsted
                                           /s/ Russell L. Skibsted
                                           --------------------------------

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